UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) April 10, 2006

                         Commission File Number 0-33215

                             CASPIAN SERVICES, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                               87-0617371
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

               257 East 200 South, Suite 340, Salt Lake City, Utah
              ----------------------------------------------------
                    (Address of principal executive offices)

                                      84101
                                   ----------
                                   (Zip Code)

                                 (801) 746-3700
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                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

         On February 8, 2006, the Company agreed to engage in a private placement of Company securities in exchange for $8,000,000 to fund Company operations. This agreement was made subject to the Company performing due diligence to determine whether it was in the Company interest to engage in a larger public offering to raise more than $8,000,000. It was agreed that the Company would offer Units consisting of two shares of restricted Company common stock and a warrant to purchase an additional share of common stock for $5.00 per share for a price of $8.00 per Unit.

         Based on its due diligence investigation, on April 10, 2006, the Company determined that it would not seek to engage in a larger private offering. On April 10, 2006, the Company accepted the subscription agreements of three parties for an aggregate of 1,000,000 Units and total proceeds of $8,000,000 and closed the private offering. Firebird Global Master Fund, Ltd., purchased 625,000 Units, Firebird Avrora Fund, Ltd., purchased 250,000 Units and Firebird Republics Fund, Ltd., purchased 125,000 Units. Each of these Firebird funds was a shareholder of the Company prior to this private placement.

         Mr. James Passin, a Company director, is also a manager of FGS Advisors, LLC. FGS Advisors LLC acts as investment adviser to the Firebird Global Master Fund, Ltd. In his capacity as a manager of FGS Advisors, LLC, Mr. Passin may be deemed to have shared control with respect to the securities owned by Firebird Global Master Fund, Ltd. Firebird Avrora Advisors, LLC acts as investment advisor to Firebird Avrora Fund, Ltd., and Firebird Management, LLC acts as investment adviser to Firebird Republics Fund, Ltd. As investment advisers to Firebird Avrora Fund, Ltd., Firebird Global Master Fund, Ltd. and Firebird Republics Fund, Ltd. , each of Firebird Avrora Advisors, LLC, FGS Advisors, LLC and Firebird Management, LLC have voting and investment control over the securities held by their respective advised Fund. Firebird Avrora Advisors, LLC, FGS Advisors, LLC and Firebird Management, LLC are investment advisers under common control.

         From the total proceeds of $8,000,000 offering expenses of $100,000 will be deducted. Offering expenses include such item as legal and accounting costs. None of these expenses will be paid directly or indirectly to any officer, director or greater than 10% shareholder of the Company.

         The warrant contained in each Unit is immediately exercisable and has a three year term. The warrants are callable by the Company at any time that the closing sales price of the Company's common stock, as traded on the most senior exchange or quotation medium where the common shares are quoted, equals or exceeds $10.00 for a period of at least five consecutive trading days. Following a 30 day written notice period to the warrant holder, the Company may redeem any or all of the then outstanding warrants. The redemption price of the warrants under the call provision is $0.001 per share.

         Investors in this private placement were granted the right to request the Company file a registration statement on their behalf registering for resale

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

the shares they purchased in this private placement. The Registration Rights Agreement, a copy of which is filed as an exhibit to this Current Report, requires that at least 51% of the shares purchased in this private placement request registration before the Company must undertake efforts to register the shares for resale. The investors in this private placement may not request registration for at least 90 days from the closing of the private placement.

         The securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption from registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933. All offers and sales were made to non-U.S. persons in offshore transactions. No directed selling efforts were made in the United State by the issuer or any person acting on their behalf. The shares sold are subject to the offering restrictions set forth in Rule 903(b)(3), including a one-year distribution compliance period.

Item 9.01 Exhibits and Financial Statements

         (a)      Exhibits

                  10.01    Registration Rights Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CASPIAN SERVICES, INC.



Date: April 12, 2006                           By:  /s/ Laird Garrard
                                                  -----------------------------
                                                  Laird Garrard, President

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